CORPORATE CAPITAL TRUST II N-2/A

Exhibit (d)

Subscription Agreement for Corporate Capital Trust II (referred to herein as the “Company”).

The undersigned hereby submits this Subscription Agreement and applies for the purchase of the dollar amount of common shares of the beneficial interest of the Company, a Delaware statutory trust, (referred to herein as the “Shares”) pursuant to the terms and conditions of the Company’s prospectus, as amended and supplemented (the “Prospectus”), and as set for the below.

1.   INVESTMENT AMOUNT

2.   INVESTMENT TYPE

3.   FORM OF OWNERSHIP (select only one option)

Non-Qualified Account:

Single owner

☐ Individual ☐ Individual with Transfer on Death*

Multiple owners (all parties must sign and initial)

☐ Joint Tenants with Right of Survivorship ☐ Joint Tenants with Transfer on Death* ☐ Community Property

*Ownership options with Transfer on Death require a Transfer on Death form, available at CorporateCapitalTrustII.com.

Trust

☐ Taxable Trust ☐ Tax-Exempt Trust

Name of Trust

Tax ID Number

Minor Account

☐ Uniform Gift to Minors Act ☐ Uniform Transfers to Minors Act

State of

Minor's Date of Birth

Qualified Plan Account:

☐ Traditional ☐ SEP/IRA Rollover

☐ IRA ☐ Beneficial IRA*

☐ ROTH IRA

*Name of Decedent

Other Account:

☐ C Corporation ☐ S Corporation

☐ Non-Profit Organization ☐ Partnership

☐ Pension Plan ☐ Profit Sharing Plan

☐ Other

Entity Name

Tax ID Number

4.   CUSTODIAN INFORMATION (if applicable)

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5.   INVESTOR INFORMATION

6.   DISTRIBUTION INSTRUCTIONS

If no election is selected, a cash distribution will be sent to the investor's address of record provided in Section 5 or to the custodian indicated in Section 4, as applicable.

☐ **Distribution Reinvestment Plan (DRP):**
Reinvest in Shares of Corporate Capital Trust II.
Refer to Prospectus for the terms of the DRP.

Cash distributions (Check one only)

☐ Cash: Mail a check to Custodian address in Section 4 (custodian accounts only).

☐ Cash: Mail a check to Investor/Trustee address in Section 5 (non-custodial accounts only).

☐ Cash: Send a check to Brokerage Account or Other. Fill out information to the right (non-custodial accounts only).

☐ Cash: Electronically deposit. Fill out information to the right (non-custodial accounts only).

The Company is authorized to deposit distributions to the checking, savings or brokerage account indicated above. This authority will remain in force until the Company is notified otherwise in writing. If the Company erroneously deposits funds into the account, the Company is authorized to debit the account for an amount not to exceed the amount of the erroneous deposit. I further acknowledge that Shares in my account may be subject to applicable abandoned property, escheat or similar laws and may be transferred by the Company, its affiliates, or its agents to the appropriate governmental authority in accordance with such laws, including as a result of account inactivity for the period of time specified in such laws or otherwise.

Complete information below if you selected the following options: "Cash: Send check to Brokerage Account or Other" or "Cash: Electronically deposit."

Financial Institution/Third Party

For the Benefit of

Account Number

Address

City

State   Zip Code

ABA Routing Number (Direct Deposit via ACH only)

Account Number

☐ Checking   ☐ Savings   ☐ Brokerage/Other

Attach a voided check or instructions from your financial institution. A deposit ticket does not contain the required ACH information.

CNL Client Services	Toll-Free 866-650-0650	Fax 877-694-1116	CorporateCapitalTrustII.com

7.   SUBSCRIBER SIGNATURES

SUBSTITUTE IRS FORM W-9 CERTIFICATION Please refer to IRS.gov Form W-9 for specific instructions.

Under penalties of perjury, I certify that:

(1) The number shown on this subscription agreement is my correct taxpayer identification number or (I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because (i) I am exempt from backup withholding, or (ii) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. citizen or other U.S. person (defined in IRS Form W-9 instructions).

Certification Instructions: You must cross out certification (2) if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

By signing below you also acknowledge:

- An investment in the Shares of the Company is not suitable for you if you might need access to the money you invest in the foreseeable future.
- You will not have access to the money you invest for an indefinite period of time.
- You will not be able to sell your Shares regardless of how the Company performs.
- Because you will be unable to sell your Shares, you will be unable to reduce your exposure to any market downturn.
- The Company does not intend to list the Shares on any securities exchange during or for a significant time after the offering period, and it does not expect a secondary market in the Shares to develop.
- The Company has implemented a share repurchase program, but only a limited number of Shares are eligible for repurchase. In addition, any such repurchases will be at an at least 10% discount to the current offering price in effect on the date of repurchase.
- Significant portions of the Company's distributions may not be based on investment performance, but may be paid by its Advisor. The Company is obligated to repay its Advisor and these repayments will reduce the current and future distributions that you should otherwise receive from your investment.

	Signature of Investor/Trustee	Date
Each investor must sign.		
	Signature of Co-Investor/Trustee or Custodian	Date
Custodians must sign on a custodial account.

CNL Client Services	Toll-Free 866-650-0650	Fax 877-694-1116	CorporateCapitalTrustII.com

8.   INVESTOR REPRESENTATIVE INFORMATION AND SIGNATURE

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9.   DELIVERY INSTRUCTIONS

10. GO PAPERLESS: INVESTOR ELECTRONIC DELIVERY CONSENT (OPTIONAL)

CNL Client Services	Toll-Free 866-650-0650	Fax 877-694-1116	CorporateCapitalTrustII.com

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